Exhibit 99.1

Loyalty Ventures Announces New AIR MILES® Reward Program Earning Opportunity With Pattison Food Group

Collectors can earn Reward Miles on eligible purchases in-store at one of Pattison Food Group’s 8 grocery banners by linking any Canadian-issued Mastercard to their AIR MILES account

DALLAS, Texas, September 21, 2022 – Loyalty Ventures Inc. (Nasdaq: LYLT), a leading provider of tech-enabled, data-driven consumer loyalty solutions, today announced that its AIR MILES Reward Program (“AIR MILES”) has added high-frequency grocer Pattison Food Group as part of its card linked offers promotion, enabling Collectors to accelerate earning potential while shopping for everyday grocery essentials.

Starting September 22, at any of Pattison Food Group’s 257 participating grocery retailer locations, AIR MILES Collectors who link any Canadian-issued Mastercard to their AIR MILES account can earn Miles on eligible purchases. AIR MILES and Pattison Food Group are celebrating the launch of this partnership with a bonus offer until November 16, where Collectors can earn 100 Bonus Miles when they spend $100* or more in-store or online at participating Pattison Food Group grocery retailer locations with a linked Mastercard**.

Pattison Food Group consists of eight grocery banners, and its largest is Save-On-Foods, a well-known retail chain with 176 stores across Western Canada. The other participating banners are Buy-Low Foods, Quality Foods, Choices Markets, Urban Fare, Nesters Market, PriceSmart Foods, and Nature’s Fare Markets, bringing this points-earning opportunity to customers in markets of all sizes throughout Western Canada.

“We are excited to add Western Canada’s leading high frequency grocer, Pattison Food Group, to our card linked offer program,” says Shawn Stewart, President, AIR MILES. “As an organization, we are committed to providing choice and flexibility so that Collectors have the opportunity to earn on items that are meaningful and relevant to them, like groceries at one of Pattison Foods Group’s many banners.”

“We believe in finding strategic partnerships with strong brands that share our enthusiasm for targeted marketing and personalized offers for our customers, and we’re very excited to partner with AIR MILES,” said Dan Howe, Chief Marketing Officer for Pattison Food Group. “More Rewards and AIR MILES are two strong loyalty programs in Western Canada and together, we have opportunities to create win-win value for customers.”

This exciting grocery addition joins a number of Canada’s favorite brands who have launched card linked offers with AIR MILES, including Subway®, Boston Pizza, VIA Rail, Kernels Popcorn, DSW, and The Shoe Company. The addition of Pattison Food Group reflects AIR MILES’ continuing evolution toward unlocking increased value for Collectors. AIR MILES now offers new and exciting ways to earn Miles across its network of 300+ leading brands, as demonstrated by the recent announcement that Collectors can now earn Miles when shopping online through airmilesshops.ca with Best Buy Canada, giving Collectors more choice and flexibility to earn Miles across major categories of online shopping.

Earning Miles faster has never been easier. In three quick steps, Collectors can reach their next reward sooner:

●Link your cards: Visit airmilescardlink.ca to link any Canadian-issued Mastercard to your AIR MILES account.
●Shop the offers: Enjoy limited-time offers when you pay for eligible purchases with your linked credit card at participating brands.
●Reap the rewards: Watch the Miles add up, bringing you closer to your next reward.

*Launch offer only. Ends November 16, 2022.

** Terms apply. See airmilescardlink.ca on September 22.

About Pattison Food Group

Established in 2021, Pattison Food Group is a Jim Pattison business and Western Canada’s leading provider of food and drugs. Pattison Food Group includes Save-On-Foods, Buy-Low Foods, Quality Foods, Everything Wine, Pure Integrative Pharmacy, Imperial Distributors Canada Inc., and other Jim Pattison Group specialty and wholesale operations. Its businesses employ more than 30,000 team members in its nearly 300 food and drug retail locations and share a passion for giving back to the communities where they do business. Pattison Food Group businesses are leaders in customer service and innovation and are committed to achieving long-term growth.

About Loyalty Ventures Inc.

Loyalty Ventures Inc. (Nasdaq: LYLT), an S&P SmallCap 600 company, is a leading provider of tech-enabled, data-driven consumer loyalty solutions. We help partners achieve their strategic and financial objectives including increased consumer basket size, shopper traffic, frequency, digital reach and enhanced program reporting and analytics.

We help financial services providers, retailers and other consumer-facing businesses create and increase customer loyalty across multiple touch points from traditional to digital to mobile and emerging technologies. We own and operate the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of purpose-driven, tailor-made, campaign-based loyalty solutions for grocers and other high-frequency retailers.

At our AIR MILES Reward Program, AIR MILES Collectors earn AIR MILES at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. This activity powers an unmatched data asset which along with world-class analytics and marketing capabilities, enables clients to accelerate their marketing activities and ROI. AIR MILES provides Collectors the flexibility and choice to use AIR MILES on aspirational rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: airmiles.ca. Having celebrated the issuance of its 100 Billionth Mile in 2021, AIR MILES invites Canadians to visit the Program on Facebook, Instagram and Twitter.

BrandLoyalty provides winning loyalty campaigns by connecting high-frequency retailers, brand partners, and shoppers. BrandLoyalty changes shoppers’ behavior in high-frequency retail worldwide - both on a transactional and emotional level. Find out more via brandloyalty.com or on LinkedIn and YouTube.

More information about Loyalty Ventures can be found at loyaltyventures.com.

Caution Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results and future economic conditions, including, but not limited to, continuing impacts related to COVID-19, including variants, reductions in government economic stimulus, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES® Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; our high level of indebtedness; increases in market interest rates; fluctuation in foreign exchange rates; new regulatory limitations related to consumer protection or data privacy limiting our services; and loss of consumer information due to compromised physical or cyber security.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section of both (1) our Form 10-K for the most recently ended fiscal year and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Investor Contact

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203.972.9200